UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 11, 2008

CORNERSTONE GROWTH & INCOME REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-139704	20-5721212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1920 Main Street, Suite 400
Irvine, CA 92614
(Address of principal executive offices)

(949) 852-1007
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 11, 2008, we entered into a definitive agreement (the “Agreement”) to purchase an existing assisted living facility, Caruth Haven Court from SPH II Caruth, LP, a non-related party, for a purchase price of approximately $20.5 million. Except with respect to specific contingencies, we do not have the right to terminate the agreement without permission. The agreement is effective as of November 4, 2008.

Caruth Haven Court consists of approximately 91 assisted living units  in a 75,000 square foot building located on approximately 2.2 acres of land in the Highland Park area north of Dallas, Texas. The facility features well-appointed studio and one bedroom units and offers common areas, courtyards and personal service business for the convenience of residents.  The property is currently 91.2% occupied, and has experienced average monthly occupancy of above 90% during the ten months ended October 30, 2008.

According to the US Census Bureau, the Dallas Forth Worth area accounted for the largest metropolitan population gain from July 2006 to July 2007 and the fastest job growth in the nation from July 2007 to July 2008.

Average home prices in the Highland Park area exceed $1 million, according to Re/Max DFW Associates. Highland Park is less than six miles north of downtown Dallas in an in-fill location with little area for expansion or new development, and NorthPark Center, one of the largest shopping centers in North Texas, is located on half a mile from Caruth Haven.

In evaluating this property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we considered a variety of factors including overall valuation of targeted net rental income, location, demographics, existing and planned competitive properties and price per square foot and analyzed how the property compares to comparable properties in its market.

In connection with the Agreement, we paid a $400,000 deposit to an escrow account, and under the terms of the Agreement, we are obligated to pay certain closing costs, including, but not limited to attorney fees, certain title insurance premiums, survey costs, recording costs and one-half of the escrow charges. The deposit become non-refundable upon execution of the Agreement except with respect to specific contingencies.  The Agreement closing date is currently scheduled for January 2009.  Although most contingencies have been satisfied and we expect to close in accordance with the terms of the Agreement, there can be no assurance that remaining contingencies will be satisfied or that events will not arise that could prevent us from acquiring the property.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1	Purchase and Sale Agreement, as amended, by and between Cornerstone Growth and Income Operating Partnership, L.P. and SHP II Caruth, LP, a Texas limited partnership.

99.1	Press release dated November 13, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE GROWTH & INCOME REIT, INC.

Dated: November 13, 2008	By:	/s/Sharon C. Kaiser
Sharon C. Kaiser,
Chief Financial Officer